UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 18, 2005
                                                   -----------------------------


                               YDI WIRELESS, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                    000-29053                 04-2751645
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(State or other jurisdiction of  (Commission file number)       (IRS employer
         incorporation)                                      identification no.)


   8000 Lee Highway, Falls Church, VA                           22042
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(Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code:  (703) 205-0600
                                                     ---------------------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.
          ------------------------------------------

      As of July 18, 2005, Terabeam Wireless, the business name of YDI Wireless, Inc. ("Purchaser"), entered into an Asset Purchase Agreement with Proxim Corporation and its subsidiaries Proxim Wireless Networks, Inc. and Proxim International Holdings, Inc. (collectively, "Proxim" or the "Sellers"). Pursuant to the terms of the Asset Purchase Agreement, Sellers agreed to sell to Purchaser substantially all of the Sellers' assets in a transaction subject to
Section 363 of the Bankruptcy Code and in consideration for Purchaser's payment at the closing of the asset sale (the "Closing") of aggregate cash consideration equal to $28 million less the outstanding balance of the DIP Loan (as defined below) at the Closing (including any post-bankruptcy petition financing extended by Purchaser as part of the DIP Loan) less $2.8 million based on an adjustment for Sellers' accounts receivable and subject to further adjustment based on the aggregate cure amounts assumed by Purchaser in connection with certain of the Sellers' contracts and leases.

      On June 11, 2005, the Sellers filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). As part of the bankruptcy proceedings, the Bankruptcy Court approved a competitive bidding process for Sellers' assets, including an auction. Purchaser did satisfy the conditions to participate in the auction, including making an initial deposit of $2.1 million. The auction was conducted on July 18, 2005. At the conclusion of the auction, Purchaser was declared the high bidder and thereafter Purchaser and Sellers entered into the Asset Purchase Agreement.

      When signed, the terms and conditions of the Asset Purchase Agreement were subject to the approval of the Bankruptcy Court. On July 20, 2005, the Bankruptcy Court did approve the terms and conditions of the Asset Purchase Agreement.

      Sellers had previously been provided with post-bankruptcy petition financing (the "DIP Loan") from a third party up to a principal amount of $6 million. In connection with the Asset Purchase Agreement, Purchaser agreed to deposit sufficient funds to repay that previous financing provided that the post-petition lender rights, security interests and priority, and other protections were transferred to the Purchaser. The Bankruptcy Court did approve these transfers as part of its order approving the Asset Purchase Agreement. After entry of this order, Purchaser did deposit approximately $5.35 million which was the amount claimed as due by the previous third party lender.

      The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction of various closing conditions and other terms and conditions, all as more specifically set forth in the Asset Purchase Agreement.

      The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference.


Item 9.01 Financial Statements and Exhibits.
          ---------------------------------

          (c)   Exhibits

          See   Exhibit Index.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 YDI WIRELESS, INC.

Dated: July 22, 2005                             By: /s/ David L. Renauld
                                                     -------------------------
                                                     David L. Renauld
                                                     Vice President

                                  EXHIBIT INDEX

      Number      Title
      ------      -----

      2.1 Asset Purchase Agreement, dated as of July 18, 2005, by and among Terabeam Wireless (the business name of YDI Wireless, Inc.), Proxim Corporation, Proxim Wireless Networks, Inc., and Proxim International Holdings, Inc.

      99.1        Press release dated July 20, 2005.




























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